UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   September 30, 2005
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
This Current Report on Form 8-K is being filed to update the pro forma financial information for the six months ended June 30, 2005 and the year ended December 31, 2004 to reflect the acquisition of the properties from Benderson Development Company and related entities (“Benderson”) by the Company and its equity affiliate and the acquisition of 15 properties from the Caribbean Property Group, LLC (“CPG”). The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form 10-Q for the six months ended June 30, 2005 and Form 8-K dated September 30, 2005 and filed on October 3, 2005 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 — “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2004.
In January 2005, the Company purchased 15 Puerto Rican retail real estate assets, totaling nearly 5.0 million square feet from CPG. The total purchase price was approximately $1.15 billion. These properties are referred to herein as the “CPG Properties.”
In March 2004, the Company announced that it entered into an agreement to purchase interests in up to 110 retail real estate assets (the “Benderson Properties”) with approximately 18.8 million square feet of GLA, from Benderson. Pursuant to the agreement, the Company acquired an interest in 107 assets from Benderson (the “Benderson Properties”), including 14 which were acquired through a joint venture equity interest (the “Joint Venture Properties”). The remaining 93 properties in which the Company acquired an interest are referred to herein as the “Benderson Acquisition Properties.” The Company will not acquire interests in three of the assets covered by the agreement. Benderson retained a 2% equity interest in 52 properties in the form of operating partnership units (“OP Units”).
Combined statements of revenues and certain expenses for the three months ended March 31, 2004 and 2003 for the Benderson Properties were included in the Company’s Current Report on Form 8-K dated June 22, 2004 and filed on June 24, 2004.
Historical summary of audited combined statements of revenues and certain expenses for the nine month period ended September 30, 2004 for 11 of the CPG Properties and historical summary of combined statements of revenues and certain expense (unaudited) for the nine month period ended September 30, 2004 for four of the CPG Properties were included in the Company’s Current Report on Form 8-K dated December 14, 2004 and filed on December 15, 2004.
Pro Forma Financial Information (unaudited)
Unaudited pro forma financial information for the Company is presented as follows:
•	Pro forma condensed consolidated statement of operations for the six months ended June 30, 2005

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2004

•	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2004
(c) Exhibits

Exhibit 12.1	Computation of ratio of earnings to fixed charges

Exhibit 12.2	Computation of ratio of earnings to combined fixed charges and preferred dividends

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
June 30, 2005

Page
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Pro Forma — unaudited):
Condensed Consolidated Statement of Operations for the six months ended June 30, 2005	F-2
Condensed Consolidated Statement of Operations for the year ended December 31, 2004	F-5
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available	F-11
Exhibit 12.1 Ratio of Earnings-Fixed Charges
Exhibit 12.2 Ratio of Earnings-Preferred Dividends

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months ended June 30, 2005
For the Year Ended December 31, 2004
The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 is presented as if the acquisition of the CPG Properties had occurred on January 1, 2005.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 is presented as if (i) the Company and its equity affiliate’s acquisition of the Benderson Properties, (ii) the transfer of nine properties or interests therein to an effective 14.5% non-controlling equity affiliate in order to fund the acquisition of the Benderson Acquisition Properties (iii) the issuance of $250 million of unsecured notes in April 2004 in order to fund the acquisition of the Benderson Acquisition Properties (iv) the issuance of $170 million of preferred shares in May 2004 in order to fund the acquisition of the Benderson Acquisition Properties, (v) the issuance of 15.0 million DDR common shares in May 2004 in order to fund the acquisition of the Benderson Acquisition Properties, (vi) the issuance of 5.45 million DDR common shares in December 2004 in order to fund the acquisition of the CPG Properties and (vii) the acquisition of the CPG Properties had occurred on January 1, 2004.
The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the six months ended June 30, 2005 and the year ended December 31, 2004, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Form 10-Q for the six months ended June 30, 2005 and Form 8-K dated September 30, 2005 and filed on October 3, 2005 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2004.
The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2004, and does not purport to represent the Company’s results of operations for future periods. In addition, the following supplemental pro forma operating data does not present the sale of assets for the nine months ended September 30, 2005 and 2004. The Company accounted for the purchase of the Benderson Properties and will account for the purchase of CPG Properties utilizing the purchase price method of accounting. The pro forma adjustments relating to the CPG Properties are based on the Company’s preliminary purchase price allocation and certain estimates. The Company engaged an appraiser to perform a valuation of the real estate and certain other assets for the properties acquired from Benderson and the CPG Properties. As a result, the CPG Properties purchase price allocation is preliminary and subject to change. The amounts in the pro forma adjustments are preliminary and could change. There can be no assurances that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2005
(In thousands, except share and per share data)
(Unaudited)

	Company	CPG		Company
	Historical	Properties		Pro Forma
Revenues from rental properties	$340,518	$7,903	(a)	$348,421
Management fees and other income	21,449	42	(a)	21,491

	361,967	7,945		369,912

Operating and maintenance	50,429	1,882	(a)	52,311
Real estate taxes	42,748	262	(a)	43,010
Depreciation and amortization	80,942	1,473	(b)	82,415
General and administrative	26,607	43	(c)	26,650

	200,726	3,660		204,386

Other income (expense)
Interest income	3,434			3,434
Interest expense	(87,119)	(2,446	) (d)	(89,565)
Other expense	(1,942)			(1,942)

	(85,627)	(2,446)		(88,073)

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	75,614	1,839		77,453
Equity in net income of joint ventures	14,566			14,566
Income tax of taxable REIT subsidiaries and franchise taxes	(565)			(565)
Minority interests	(2,660)			(2,660)

Income from continuing operations	86,955	1,839		88,794
Preferred dividends	(27,583)			(27,583)

Income applicable to common shareholders from continuing operations	$59,372	$1,839		$61,211

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.32			$1.34 (e)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.31			$1.33 (e)

Weighted average number of common shares (in thousands):
Basic	108,142			108,142

Diluted	110,354			110,354

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months ended June 30, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
(a)	Reflects the revenues and certain expenses of the 15 CPG Properties for the period January 1, 2005 to the date of acquisition.

(b)	To reflect depreciation and amortization expense associated with the CPG Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$1,156,540
Less: Non-depreciable real estate assets	(552,575)

Depreciable buildings and improvements	$603,965

Intangible assets	$13,310

Depreciation expense based on 10 to 31.5 year lives	$18,751
Amortization expense based on 4 to 31.5 year lives	$1,641

Depreciation and amortization expense adjustment	$20,392

Depreciation and amortization expense adjustment through the date of acquisition	$1,473

The allocation of the fair market value of the tangible and intangible assets principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company engaged an appraiser to perform a valuation of the tangible and intangible assets.

(c)	The general and administrative expenses of the Company have been adjusted by $43 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from the addition of the CPG Properties.

(d)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($495.0 million at 2.2%)	$779
Mortgage debt assumed (5.4%)	2,569
Amortization of excess fair value over historical cost of debt assumed	(902)

Total Interest	$2,446

Assumes utilization of the Company’s revolving credit facilities, which bore interest at LIBOR plus 80 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $11.6 million based on rates for debt with similar terms and remaining maturities as of January 2005. If the interest rate on the revolving credit facilities and variable rate mortgages, based upon a principal amount of $1,060.0 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the twelve month period.

Adjustment to interest expense if rate increases 12.5 basis points	$1,325
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,325)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months ended June 30, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
(e)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at June 30, 2005.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$88,794
Add: Gain on disposition of real estate	83,534	(1)
Less: Preferred stock dividends	(27,583)

Basic — Income from continuing operations and applicable to Common shareholders	144,745
Add: Operating partnership minority interests	1,458

Diluted — Income from continuing operations and applicable to Common shareholders	$146,203

(1)	Amount represents actual gain on sale of assets from the Company for the six months ended June 30, 2005.

Number of shares:
Basic — average shares outstanding	108,142
Effect of dilutive securities:
Stock options	715
Operating partnership minority interests	1,350
Restricted stock	147

Diluted shares — average shares outstanding	110,354

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.34
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.33

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(In thousands, except share and per share data)
(Unaudited)

	Company	Asset		Benderson		CPG		Company
	Historical	Transfers		Properties		Properties		Pro Forma
Revenues from rental properties	$560,031	$(7,175	)(a)	$66,217	(d)	$109,431	(l)	$728,504
Management fees and other income	37,896	(18	)(a)	55	(d)	582	(l)	39,306
				791	(h)

	597,927	(7,193)		67,063		110,013		767,810

Operating and maintenance	71,225	(860	)(a)	6,387	(d)	26,060	(l)	102,812
Real estate taxes	77,951	(737	)(a)	9,118	(d)	3,623	(l)	89,955
Depreciation and amortization	131,289	(1,200)		17,218	(e)	20,392	(m)	167,699
General and administrative	47,126			1,875	(f)	600	(n)	49,601

	327,591	(2,797)		34,598		50,675		410,067

Other income (expense)
Interest income	4,235							4,235
Interest expense	(129,503)	1,479	(b)	(13,618	)(g)	(28,506	)(o)	(174,323)
				(254	)(h)
				(3,921	)(i)

Other expense	(1,779)							(1,779)

	(127,047)	1,479		(17,793)		(28,506)		(171,867)

Income before equity in net income of joint ventures, gain on sale of joint venture interests and minority interests	143,289	(2,917)		14,672		30,832		185,876
Equity in net income of joint ventures	40,895	(292	)(c)	1,732	(h)			42,335
Income tax of taxable REIT subsidiaries and franchise taxes	(1,469)							(1,469)
Minority interests	(5,013)			(349	)(j)			(5,362)

Income (loss) from continuing operations	177,702	(3,209)		16,055		30,832		221,380
Preferred dividends	(50,706)			(4,463	)(k)			(55,169)

Income (loss) applicable to common shareholders from continuing operations	$126,996	$(3,209)		$11,592		$30,832		$166,211

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.19							$2.34 (p)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.16							$2.31 (p)

Weighted average number of common shares (in thousands):
Basic	96,638							107,308

Diluted	99,024							109,890

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004 (continued)
(In thousands, except share and per share data)
(Unaudited)
(a)	Reflects the elimination of revenues and expenses associated with the transfer of eight wholly-owned properties to an effectively owned 14.5% non-controlling equity affiliate for the period January 1 through May 14, 2004. The non-recurring gain of approximately $38.6 million, net, associated with this transfer is not included in the pro forma condensed consolidated statement of operations but was reflected in the historical statement of operations as reported in the Company’s Form 10-K for the year ended December 31, 2004.

(b)	Reflects the reduction in interest costs associated with the proceeds from the transfer of eight wholly-owned properties and one 50% owned joint venture property to an effectively owned 14.5% non-controlling equity affiliate. Interest was calculated based on proceeds of $197.2 million and utilizing the Company’s estimated interest rate under its revolving credit facilities (2.0%) through the date of acquisition.

(c)	Reflects the elimination of equity in net income of joint ventures associated with the sale of a property owned by a joint venture in which the Company owned a 50% interest to an effectively owned 14.5% non-controlling equity affiliate.

(d)	Reflects the revenues and certain expenses of the Benderson Acquisition Properties through the dates of acquisition. Several of the Benderson Acquisition Properties were under development or in the lease-up phase during 2004 and, therefore, the 2004 operating results are not reflective of the future operations of the Benderson Acquisition Properties in the aggregate.

(e)	To reflect depreciation and amortization expense associated with the Benderson Acquisition Properties. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$2,021,879
Less: Non-depreciable real estate assets	(657,353)

Depreciable buildings and improvements	$1,364,526

Intangible assets	$27,650

Below market leases	$4,700

Depreciation expense based on 10 to 31.5 year lives	$43,808
Amortization expense based on 4 to 31.5 year lives	$2,148

Depreciation and amortization expense adjustment	$45,956

Depreciation and amortization expense through the date of acquisition	$17,218

The allocation of the fair market value of the tangible and intangible assets principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company engaged an appraiser to perform a valuation of the tangible and intangible assets.
(f)	The general and administrative expenses of the Company have been adjusted by approximately $1.9 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from the addition of the Benderson Acquisition Properties.

(g)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($501.2 million at 2.0%)	$3,707
Estimated interest expense on the Company’s term loan facility ($200 million at 2.0%)	1,500
Mortgage debt assumed (7.1%)	10,262
Amortization of excess fair value over historical cost of debt assumed	(1,851)

$13,618

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004 (continued)
(In thousands, except share and per share data)
(Unaudited)
Assumes utilization of the Company’s revolving credit facilities, which bore interest at LIBOR plus 80 basis points, and the term loan which assumed interest at LIBOR plus 75 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $30 million based on rates for debt with similar terms and remaining maturities as of May 2004. If the interest rate on the revolving credit facilities and term loan, based upon a principal amount of $701.2 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the twelve month period.

Adjustment to interest expense if rate increases 12.5 basis points	$877
Adjustment to interest expense if rate decreases 12.5 basis points	$(877)
(h)	Reflects the revenues and expenses of the 14 Joint Venture Properties and the nine transferred shopping centers, which were acquired through an effectively owned 14.5% non-controlling equity affiliate, through the date of acquisition which are summarized as follows:

	14 Joint Venture	Nine Transferred
	Properties	Properties	Total
Revenues	$10,127	$9,658	$19,785

Operating and maintenance	847	1,127	1,974
Real estate taxes	1,257	1,117	2,374
Depreciation (1)	2,104	1,646	3,750
Interest (2)	3,198	1,478	4,676
Management fees	405	386	791

	7,811	5,754	13,565

	$2,316	$3,904	$6,220

Equity in net income of joint venture (3)			$1,732

Management fee income of $791 is assumed to be earned by DDR from the equity affiliate based on a rate of 4% of total income.

The Company’s proportionate share of the purchase price was funded through cash obtained from the Company’s revolving credit facilities. As a result, an interest expense adjustment of $254 is reflected associated with the Company’s assumed $33.8 million investment in the equity investment calculated at an interest rate of 2.0%.

(1)	Determined depreciation utilizing a 40 year life for building based on the purchase price allocation.

(2)	Calculated at the affiliate’s effective market interest rate (4.0%) which assumes mortgage debt assumed of approximately $78 million and additional borrowings of approximately $235 million.

(3)	Calculated based on an effectively owned 14.5% non-controlling equity affiliate with promoted interests.
(i)	Reflects the increase in interest expense as a portion of the Company’s purchase price was funded through the issuance of $250 million of unsecured senior notes in April 2004 at a fixed rate of 5.25%.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004 (continued)
(In thousands, except share and per share data)
(Unaudited)
(j)	Represents the minority interest expense associated with certain of the Benderson Acquisition Properties based on approximately 506,000 units through the date of acquisition.

(k)	Reflects the adjustment to dividends associated with the $170 million, 7.5%, Class I Preferred Share offering in May 2004 with offering costs of approximately $5.9 million.

(l)	Reflects the revenues and certain expenses of the 15 CPG Properties for the year ended December 31, 2004. Certain of the CPG Properties were under development or in the lease-up phase during 2004 and, therefore, the 2004 operating results are not reflective of the future operations of the CPG Properties in the aggregate.

(m)	To reflect depreciation and amortization expense associated with the CPG Properties. Depreciation and amortization expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$1,156,540
Less: Non-depreciable real estate assets	(552,575)

Depreciable buildings and improvements	$603,965

Intangible assets	$13,310

Depreciation expense based on 10 to 31.5 year lives	$18,751
Amortization expense based on 4 to 31.5 year lives	$1,641

Depreciation and amortization expense adjustment	$20,392

The allocation of the fair market value of the tangible and intangible assets principally land, buildings and improvements and intangible assets is preliminary and based upon certain estimates. As noted above, the Company engaged an appraiser to perform a valuation of the tangible and intangible assets.

(n)	The general and administrative expenses of the Company have been adjusted by $0.6 million to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from the addition of the CPG Properties.

(o)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($249.1 million at 2.2%)	$5,430
Mortgage debt assumed (5.4%)	35,565
Amortization of excess fair value over historical cost of debt assumed	(12,489)

$28,506

Assumes utilization of the Company’s revolving credit facilities, which bore interest at LIBOR plus 80 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $11.6 million based on rates for debt with similar terms and remaining maturities as of January 2005. If the interest rate on the revolving credit facilities and variable rate mortgages, based upon a principal amount of $814.1 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the twelve month period.

Adjustment to interest expense if rate increases 12.5 basis points	$1,018
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,018)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004 (continued)
(In thousands, except share and per share data)
(Unaudited)
(p)	Pro forma income per common share is based upon the weighted-average number of DDR common shares assumed to be outstanding at December 31, 2004, which includes 15.0 million common shares issued in May 2004 (5.4 million incremental shares on a weighted average basis) and 5.45 million common shares issued in December 2004 (5.3 million incremental shares on a weighted average basis).

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$221,380
Add: Gain on disposition of real estate	84,642	(1)
Less: Preferred stock dividends	(55,169)

Basic — Income from continuing operations and applicable to Common shareholders	250,853
Add: Operating partnership minority interests	2,956

Diluted — Income from continuing operations and applicable to Common shareholders	$253,809

(1)	Amount represents actual gain on sale of assets from DDR for the year ended December 31, 2004. This amount includes a non-recurring gain associated with the transfer of eight properties to an effectively owned 14.5% non-controlling equity affiliate aggregating approximately $38.6 million as reported in the Company’s Form 10-K for the year ended December 31, 2004, net of the amount deferred relating to the Company’s retained ownership interest. This gain is not included in the pro forma condensed consolidated statement of operations.

Number of shares:
Basic — average shares outstanding	107,308
Effect of dilutive securities:
Stock options	997
Operating partnership minority interests	1,504
Restricted stock	81

Diluted shares — average shares outstanding	109,890

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$2.34
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$2.31

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)
The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2004. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2004 adjusted for the effect of (i) the Company and its equity affiliate’s acquisition of the Benderson Properties, (ii) the transfer of nine properties or interests therein to an effectively owned 14.5% non-controlling equity affiliate, (iii) the issuance of $250 million of unsecured notes in April 2004, (iv) the issuance of $170 million of preferred shares in May 2004, (v) the issuance of 15.0 million DDR common shares in May 2004, (vi) the issuance of 5.45 million DDR common shares in December 2004 and (vii) the acquisition of the CPG Properties and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.
This statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s and Form 8-K dated September 30, 2005 and filed on October 3, 2005 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2004 and the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$308,991
Benderson Acquisition Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	37,194
Asset Transfers — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(4,409)
CPG Properties – historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	51,224
Issuance of $250 million of unsecured senior notes in April 2004	(3,921)
Issuance of $170 million of Preferred I shares in May 2004	—
Issuance of 15.0 million common shares in May 2004	—
Issuance of 5.45 million common shares in December 2004	—
Estimated tax depreciation and amortization (Note 3):
Estimated 2004 tax depreciation and amortization	(111,883)
Pro forma tax depreciation of Benderson Acquisition Properties	(18,478)
Pro forma tax depreciation of CPG Properties	(15,099)

Pro forma taxable income before dividends deduction	243,619
Estimated dividends deduction (Note 4)	(263,347)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$243,619
Add pro forma depreciation	145,460

Estimated pro forma operating funds available (Note 5)	$389,079

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)

Note 1 -	The historical earnings from operations represents the Company’s earnings from operations for the twelve months ended December 31, 2004 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2004 (the Benderson Acquisition Properties, the asset transfers and the CPG Properties) which represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2004 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles, which exceeds the tax basis in the properties, by approximately $78 million before accumulated depreciation. The costs are generally depreciated on a straight-line method over 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (107,308,000 shares x $1.94(a) per share)	$208,178
Class F Preferred shares	12,900
Class G Preferred shares	14,400
Class H Preferred shares	15,119
Class I Preferred shares	12,750

$263,347

(a)	The Company’s annualized dividend following the acquisition of the CPG Properties is expected to be $2.16 per common share commencing with the first quarter of 2005 dividend payment paid in April of 2005. No pro forma adjustments have been made to the Company’s 2004 dividends since the aggregate operating results for both the Benderson Acquisition Properties and the CPG Properties in 2004 are not reflective of the future operating results due to several of the assets that were in lease up during 2004.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)

Date	October 3, 2005

/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer